Exhibit 99.1

PerkinElmer Announces Financial Results for the Third Quarter of 2015

  GAAP revenue of $563 million; Constant currency adjusted revenue growth 10%; Organic revenue growth 6%
  GAAP earnings per share from continuing operations of $0.48; Adjusted earnings per share of $0.60 representing 16% constant currency adjusted EPS growth
  Narrows full year 2015 guidance and maintains midpoint of range

WALTHAM, Mass.--(BUSINESS WIRE)--November 5, 2015--PerkinElmer, Inc. (NYSE: PKI), a global leader focused on improving the health and safety of people and the environment, today reported financial results for the third quarter ended October 4, 2015.

The Company reported GAAP earnings per share from continuing operations of $0.48, compared to $0.38 in the third quarter of 2014. Revenue in the third quarter of 2015 was $563.4 million, compared to $542.0 million in the third quarter of 2014. GAAP operating income from continuing operations for the third quarter of 2015 was $75.9 million, compared to $58.8 million in the third quarter of 2014. GAAP operating profit margin from continuing operations was 13.5% in the third quarter of 2015, compared to 10.8% in the third quarter of 2014.

Adjusted earnings per share was $0.60, compared to $0.57 in the third quarter of 2014. Adjusted revenue increased 4% and organic revenue increased 6%, compared to the third quarter of 2014. Adjusted revenue was $563.6 million, compared to $542.9 million in the third quarter of 2014. Adjusted operating income for the third quarter of 2015 was $95.7 million, compared to $91.3 million for the same period a year ago. Adjusted operating profit margin was 17.0% as a percentage of adjusted revenue, as compared to 16.8% for the same period a year ago. Adjustments for the Company's non-GAAP financial measures have been noted in the attached reconciliations. Certain of these non-GAAP financial measures are presented on a ‘constant currency’ basis, so that financial results can be viewed without the effects of fluctuations in foreign currency exchange rates, allowing for a period-to-period comparison of underlying business performance.

“I am pleased to report another solid quarterly performance as we delivered strong and broad-based revenue growth and profitability despite a somewhat mixed global macro-environment,” said Robert Friel, chairman and chief executive officer of PerkinElmer. “We continue to believe that the strength and differentiation of PerkinElmer’s products and solutions coupled with a relentless focus on executing against our strategic priorities will afford us the ability to deliver on our balance of year commitments and position us well for 2016 and beyond.”

Financial Overview by Reporting Segment for the Third Quarter 2015

Human Health

  Revenue of $343.6 million, as compared to $336.9 million for the third quarter of 2014.
  Operating income of $63.1 million, as compared to $48.1 million for the same period a year ago.
  Adjusted revenue of $343.8 million, as compared to $337.8 million for the third quarter of 2014. Organic revenue increased 7%.
  Adjusted operating income of $78.9 million, as compared to $73.6 million for the same period a year ago.
  Adjusted operating profit margin was 22.9% as a percentage of adjusted revenue, an increase of approximately 110 basis points as compared to the third quarter of 2014.

Environmental Health

  Revenue of $219.8 million, as compared to $205.1 million for the third quarter of 2014. Revenue increased 7% and organic revenue increased 5%.
  Operating income of $22.8 million, as compared to $18.5 million for the same period a year ago.
  Adjusted operating income of $26.9 million, as compared to $25.5 million for the same period a year ago.
  Adjusted operating profit margin was 12.2% as a percentage of revenue, a decline of approximately 30 basis points as compared to the third quarter of 2014.

Financial Guidance – Full Year 2015 - Updated

For the full year 2015, the Company now forecasts GAAP earnings per share from continuing operations in the range of $2.02 to $2.05 and on a non-GAAP basis, which is expected to include the adjustments noted in the attached reconciliation, adjusted earnings per share in the range of $2.56 to $2.59 representing 13-14% constant currency adjusted earnings per share growth.

Conference Call Information

The Company will discuss its third quarter results and its outlook for business trends in a conference call on November 5, 2015 at 5:00 p.m. Eastern Time (ET). To access the call, please dial (541) 797-2422 prior to the scheduled conference call time and provide the access code 49211111.

A live audio webcast of the call will be available on the Investors section of the Company’s Web site, www.perkinelmer.com. Please go to the site at least 15 minutes prior to the call in order to register, download, and install any necessary software. An archived version of the webcast will be posted on the Company’s Web site for a two week period beginning approximately two hours after the call.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following our GAAP financial statements.

Factors Affecting Future Performance

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, plans concerning business development opportunities and divestitures and effects of foreign currency exchange rates. Words such as "believes," "intends," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products declining or not growing as anticipated; (2) fluctuations in the global economic and political environments; (3) our failure to introduce new products in a timely manner; (4) our ability to execute acquisitions and license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable, or successfully divest businesses; (5) our failure to adequately protect our intellectual property; (6) the loss of any of our licenses or licensed rights; (7) our ability to compete effectively; (8) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (9) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (10) disruptions in the supply of raw materials and supplies; (11) the manufacture and sale of products exposing us to product liability claims; (12) our failure to maintain compliance with applicable government regulations; (13) regulatory changes; (14) our failure to comply with healthcare industry regulations; (15) economic, political and other risks associated with foreign operations, including significant fluctuations in foreign currency exchange rates; (16) our ability to retain key personnel; (17) significant disruption in our information technology systems; (18) our ability to obtain future financing; (19) restrictions in our credit agreements; (20) our ability to realize the full value of our intangible assets; (21) significant fluctuations in our stock price; (22) reduction or elimination of dividends on our common stock; and (23) other factors which we describe under the caption "Risk Factors" in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About PerkinElmer

PerkinElmer, Inc. is a global leader focused on improving the health and safety of people and the environment. The Company reported revenue of approximately $2.2 billion in 2014, has about 7,700 employees serving customers in more than 150 countries, and is a component of the S&P 500 Index. Additional information is available through 1-877-PKI-NYSE, or at www.perkinelmer.com.

PerkinElmer, Inc. and Subsidiaries CONDENSED CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Nine Months Ended
(In thousands, except per share data)	October 4, 2015	September 28, 2014	October 4, 2015	September 28, 2014

Revenue	$563,436	$542,049	$1,654,243	$1,628,829

Cost of revenue	308,833	298,740	911,754	901,823
Selling, general and administrative expenses	147,728	142,997	440,343	442,687
Research and development expenses	31,095	30,444	95,898	90,175
Restructuring and contract termination charges, net	(118)	11,092	4,838	13,969

Operating income from continuing operations	75,898	58,776	201,410	180,175

Interest income	(147)	(130)	(488)	(375)
Interest expense	9,874	8,909	28,564	27,207
Other expense, net	2,217	2,187	4,132	4,387

Income from continuing operations, before income taxes	63,954	47,810	169,202	148,956

Provision for income taxes	9,057	4,912	24,998	19,104

Income from continuing operations	54,897	42,898	144,204	129,852

Gain (loss) from discontinued operations, before income taxes	8	(1,091)	6	(4,205)
Loss on disposition of discontinued operations, before income taxes	(3)	(7)	(26)	(381)
Provision for (benefit from) income taxes on discontinued operations and dispositions	39	(477)	13	(1,725)

Loss from discontinued operations and dispositions	(34)	(621)	(33)	(2,861)

Net income	$54,863	$42,277	$144,171	$126,991

Diluted earnings per share:
Income from continuing operations	$0.48	$0.38	$1.27	$1.14

Loss from discontinued operations and dispositions	(0.00)	(0.01)	(0.00)	(0.03)

Net income	$0.48	$0.37	$1.27	$1.12

Weighted average diluted shares of common stock outstanding	113,422	113,759	113,565	113,836

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Additional Supplemental Information (1):
(per share, continuing operations)

GAAP EPS from continuing operations	$0.48	$0.38	$1.27	$1.14
Amortization of intangible assets, net of income taxes	0.11	0.11	0.34	0.35
Purchase accounting adjustments, net of income taxes	0.01	0.00	0.05	0.00
Significant litigation matter, net of income taxes	-	-	-	0.04
Mark to market on postretirement benefits, net of income taxes	-	-	0.01	(0.00)
Restructuring and contract termination charges, net of income taxes	(0.00)	0.07	0.03	0.09
Adjusted EPS	$0.60	$0.57	$1.70	$1.62

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries REVENUE AND OPERATING INCOME (LOSS)

		Three Months Ended		Nine Months Ended
(In thousands, except percentages)		October 4, 2015	September 28, 2014	October 4, 2015	September 28, 2014

Human Health	Reported revenue	$343,636	$336,949	$1,011,177	$1,009,525
	Purchase accounting adjustments	164	811	628	2,689
	Adjusted revenue	343,800	337,760	1,011,805	1,012,214

	Reported operating income from continued operations	63,147	48,089	179,560	149,979
	OP%	18.4%	14.3%	17.8%	14.9%
	Amortization of intangible assets	15,298	18,402	46,041	54,710
	Purchase accounting adjustments	195	836	720	2,037
	Acquisition-related costs	74	18	283	87
	Restructuring and contract termination charges, net	184	6,285	2,004	7,140
	Adjusted operating income	78,898	73,630	228,608	213,953
	Adjusted OP%	22.9%	21.8%	22.6%	21.1%

Environmental Health	Reported revenue	219,800	205,100	643,066	619,304

	Reported operating income from continued operations	22,838	18,540	53,606	65,725
	OP%	10.4%	9.0%	8.3%	10.6%
	Amortization of intangible assets	3,551	2,177	12,499	7,140
	Purchase accounting adjustments	808	-	7,275	(830)
	Acquisition-related costs	19	17	235	129
	Restructuring and contract termination charges, net	(302)	4,807	2,834	6,829
	Adjusted operating income	26,914	25,541	76,449	78,993
	Adjusted OP%	12.2%	12.5%	11.9%	12.8%

Corporate	Reported operating loss	(10,087)	(7,853)	(31,756)	(35,529)
	Significant litigation matter	-	-	-	6,645
	Mark to market on postretirement benefits	-	-	1,066	(54)
	Adjusted operating loss	(10,087)	(7,853)	(30,690)	(28,938)

Continuing Operations	Reported revenue	$563,436	$542,049	$1,654,243	$1,628,829
	Purchase accounting adjustments	164	811	628	2,689
	Adjusted revenue	563,600	542,860	1,654,871	1,631,518

	Reported operating income from continued operations	75,898	58,776	201,410	180,175
	OP%	13.5%	10.8%	12.2%	11.1%
	Amortization of intangible assets	18,849	20,579	58,540	61,850
	Purchase accounting adjustments	1,003	836	7,995	1,207
	Acquisition-related costs	93	35	518	216
	Significant litigation matter	-	-	-	6,645
	Mark to market on postretirement benefits	-	-	1,066	(54)
	Restructuring and contract termination charges, net	(118)	11,092	4,838	13,969
	Adjusted operating income	$95,725	$91,318	$274,367	$264,008
	Adjusted OP%	17.0%	16.8%	16.6%	16.2%

REPORTED REVENUE AND REPORTED OPERATING INCOME (LOSS) PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	October 4, 2015	December 28, 2014

Current assets:
Cash and cash equivalents	$195,066	$174,821
Accounts receivable, net	414,193	470,563
Inventories	313,047	285,457
Other current assets	151,531	137,710
Total current assets	1,073,837	1,068,551

Property, plant and equipment:
At cost	494,768	492,814
Accumulated depreciation	(330,591)	(316,620)
Property, plant and equipment, net	164,177	176,194
Marketable securities and investments	1,574	1,568
Intangible assets, net	424,239	490,265
Goodwill	2,253,943	2,284,077
Other assets, net	113,897	113,420
Total assets	$4,031,667	$4,134,075

Current liabilities:
Current portion of long-term debt	$1,107	$1,075
Accounts payable	149,684	173,953
Short-term accrued restructuring and contract termination charges	12,111	17,124
Accrued expenses and other current liabilities	389,274	403,021
Current liabilities of discontinued operations	2,100	2,137
Total current liabilities	554,276	597,310

Long-term debt	1,027,269	1,051,892
Long-term liabilities	395,798	442,771
Total liabilities	1,977,343	2,091,973

Total stockholders' equity	2,054,324	2,042,102
Total liabilities and stockholders' equity	$4,031,667	$4,134,075

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
	October 4, 2015	September 28, 2014	October 4, 2015	September 28, 2014
(In thousands)

Operating activities:
Net income	$54,863	$42,277	$144,171	$126,991
Loss from discontinued operations and dispositions, net of income taxes	34	621	33	2,861
Income from continuing operations	54,897	42,898	144,204	129,852
Adjustments to reconcile income from continuing operations
to net cash provided by continuing operations:
Stock-based compensation	4,290	2,450	12,483	11,769
Restructuring and contract termination charges, net	(118)	11,092	4,838	13,969
Amortization of deferred debt issuance costs and accretion of discounts	435	409	1,112	1,071
Depreciation and amortization	27,164	28,926	83,757	86,833
Amortization of acquired inventory revaluation	808	-	7,275	-
Changes in operating assets and liabilities which provided (used) cash, excluding effects from companies purchased and divested:
Accounts receivable, net	5,518	3,407	36,361	26,841
Inventories	(17,497)	(12,799)	(50,824)	(28,536)
Accounts payable	(18,375)	7,858	(19,916)	(4,009)
Accrued expenses and other	3,646	(21,154)	(57,361)	(52,133)
Net cash provided by operating activities of continuing operations	60,768	63,087	161,929	185,657
Net cash used in operating activities of discontinued operations	(43)	(160)	(70)	(624)
Net cash provided by operating activities	60,725	62,927	161,859	185,033

Investing activities:
Capital expenditures	(7,715)	(7,767)	(17,814)	(22,214)
Proceeds from surrender of life insurance policies	757	65	757	490
Changes in restricted cash balances	-	-	59	-
Activity related to acquisitions and investments, net of cash and cash equivalents acquired	-	(1,529)	(18,735)	(1,879)
Net cash used in investing activities of continuing operations	(6,958)	(9,231)	(35,733)	(23,603)
Net cash used in investing activities of discontinued operations	-	-	-	(213)
Net cash used in investing activities	(6,958)	(9,231)	(35,733)	(23,816)

Financing Activities:
Payments on revolving credit facility	(122,000)	(73,000)	(371,000)	(305,000)
Proceeds from revolving credit facility	163,000	34,000	347,000	227,000
Payments of debt issuance costs	-	-	-	(1,845)
Settlement of hedges	(4,258)	-	19,210	-
Net payments on other credit facilities	(1,144)	(718)	(800)	(1,225)
Payments for acquisition-related contingent consideration	(26)	(855)	(26)	(855)
Proceeds from issuance of common stock under stock plans	412	1,493	13,081	20,947
Purchases of common stock	(72,063)	(28)	(76,158)	(39,004)
Dividends paid	(7,938)	(7,904)	(23,737)	(23,713)
Net cash used in financing activities	(44,017)	(47,012)	(92,430)	(123,695)

Effect of exchange rate changes on cash and cash equivalents	(6,854)	(8,259)	(13,451)	(7,081)

Net increase (decrease) in cash and cash equivalents	2,896	(1,575)	20,245	30,441
Cash and cash equivalents at beginning of period	192,170	205,258	174,821	173,242
Cash and cash equivalents at end of period	$195,066	$203,683	$195,066	$203,683

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In millions, except per share data and percentages)	PKI
	Three Months Ended
	October 4, 2015		September 28, 2014

Adjusted revenue:
Revenue	$563.4		$542.0
Purchase accounting adjustments	0.2		0.8
Adjusted revenue	$563.6		$542.9

Adjusted gross margin:
Gross margin	$254.6	45.2%	$243.3	44.9%
Amortization of intangible assets	10.7	1.9%	12.4	2.3%
Purchase accounting adjustments	1.0	0.2%	0.8	0.2%
Adjusted gross margin	$266.3	47.2%	$256.5	47.3%

Adjusted SG&A:
SG&A	$147.7	26.2%	$143.0	26.4%
Amortization of intangible assets	(8.0)	-1.4%	(8.0)	-1.5%
Purchase accounting adjustments	(0.0)	0.0%	(0.0)	0.0%
Acquisition-related costs	(0.1)	0.0%	(0.0)	0.0%
Adjusted SG&A	$139.6	24.8%	$134.9	24.9%

Adjusted R&D:
R&D	$31.1	5.5%	$30.4	5.6%
Amortization of intangible assets	(0.1)	0.0%	(0.2)	0.0%
Adjusted R&D	$31.0	5.5%	$30.3	5.6%

Adjusted operating income:
Operating income	$75.9	13.5%	$58.8	10.8%
Amortization of intangible assets	18.8	3.3%	20.6	3.8%
Purchase accounting adjustments	1.0	0.2%	0.8	0.2%
Acquisition-related costs	0.1	0.0%	0.0	0.0%
Restructuring and contract termination charges, net	(0.1)	0.0%	11.1	2.0%
Adjusted operating income	$95.7	17.0%	$91.3	16.8%

	PKI
	Three Months Ended
	October 4, 2015		September 28, 2014

Adjusted EPS:
GAAP EPS	$0.48		$0.37
Discontinued operations, net of income taxes	(0.00)		(0.01)
GAAP EPS from continuing operations	0.48		0.38
Amortization of intangible assets, net of income taxes	0.11		0.11
Purchase accounting adjustments, net of income taxes	0.01		0.00
Acquisition-related costs, net of income taxes	0.00		0.00
Restructuring and contract termination charges, net of income taxes	(0.00)		0.07
Adjusted EPS	$0.60		$0.57

	PKI
	Three Months Ended
	October 4, 2015		September 28, 2014
Impact of tax Expense related to non-gaap adjustments on adjusted EPS:
Amortization of intangible assets	$(0.06)		$(0.07)
Purchase accounting adjustments	(0.00)		(0.00)
Acquisition-related costs	(0.00)		(0.00)
Restructuring and contract termination charges	0.00		(0.03)
Impact of tax expense related to non-gaap adjustments on adjusted EPS	$(0.06)		$(0.09)

	PKI
	Three Months Ended
	October 4, 2015		September 28, 2014

Constant currency adjusted EPS:
GAAP EPS	$0.48		$0.37
Discontinued operations, net of income taxes	(0.00)		(0.01)
GAAP EPS from continuing operations	0.48		0.38
Amortization of intangible assets, net of income taxes	0.11		0.11
Purchase accounting adjustments, net of income taxes	0.01		0.00
Acquisition-related costs, net of income taxes	0.00		0.00
Restructuring and contract termination charges, net of income taxes	(0.00)		0.07
Effect of currency changes from prior year period	0.06		-
Constant currency adjusted EPS	$0.66		$0.57

	PKI
	Three Months Ended
	October 4, 2015		September 28, 2014
Tax Expense related to non-gaap adjustments on constant currency adjusted EPS:
Amortization of intangible assets	$(0.06)		$(0.07)
Purchase accounting adjustments	(0.00)		(0.00)
Acquisition-related costs	(0.00)		(0.00)
Restructuring and contract termination charges	0.00		(0.03)
Effect of currency changes from prior year period	(0.01)		-
Impact of tax expense related to non-gaap adjustments on constant currency adjusted EPS	$(0.07)		$(0.09)

	Human Health
	Three Months Ended
	October 4, 2015		September 28, 2014

Adjusted revenue:
Revenue	$343.6		$336.9
Purchase accounting adjustments	0.2		0.8
Adjusted revenue	$343.8		$337.8

Adjusted operating income:
Operating income	$63.1	18.4%	$48.1	14.3%
Amortization of intangible assets	15.3	4.5%	18.4	5.5%
Purchase accounting adjustments	0.2	0.1%	0.8	0.2%
Acquisition-related costs	0.1	0.0%	0.0	0.0%
Restructuring and contract termination charges, net	0.2	0.1%	6.3	1.9%
Adjusted operating income	$78.9	22.9%	$73.6	21.8%

	Environmental Health
	Three Months Ended
	October 4, 2015		September 28, 2014

Revenue:
Revenue	$219.8		$205.1

Adjusted operating income:
Operating income	$22.8	10.4%	$18.5	9.0%
Amortization of intangible assets	3.6	1.6%	2.2	1.1%
Purchase accounting adjustments	0.8	0.4%	-	0.0%
Acquisition-related costs	0.0	0.0%	0.0	0.0%
Restructuring and contract termination charges, net	(0.3)	-0.1%	4.8	2.3%
Adjusted operating income	$26.9	12.2%	$25.5	12.5%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In millions, except per share data and percentages)	PKI
	Nine Months Ended
	October 4, 2015		September 28, 2014

Adjusted revenue:
Revenue	$1,654.2		$1,628.8
Purchase accounting adjustments	0.6		2.7
Adjusted revenue	$1,654.9		$1,631.5

Adjusted gross margin:
Gross margin	$742.5	44.9%	$727.0	44.6%
Amortization of intangible assets	32.2	1.9%	37.4	2.3%
Purchase accounting adjustments	7.9	0.5%	2.7	0.2%
Mark to market on postretirement benefits	0.2	0.0%	(0.1)	0.0%
Adjusted gross margin	$782.9	47.3%	$767.1	47.0%

Adjusted SG&A:
SG&A	$440.3	26.6%	$442.7	27.2%
Amortization of intangible assets	(26.0)	-1.6%	(24.0)	-1.5%
Purchase accounting adjustments	(0.0)	0.0%	1.5	0.1%
Acquisition-related costs	(0.5)	0.0%	(0.2)	0.0%
Significant litigation matter	-	0.0%	(6.6)	-0.4%
Mark to market on postretirement benefits	(0.8)	-0.1%	-	0.0%
Adjusted SG&A	$413.0	25.0%	$413.4	25.3%

Adjusted R&D:
R&D	$95.9	5.8%	$90.2	5.5%
Amortization of intangible assets	(0.4)	0.0%	(0.4)	0.0%
Adjusted R&D	$95.5	5.8%	$89.7	5.5%

Adjusted operating income:
Operating income	$201.4	12.2%	$180.2	11.1%
Amortization of intangible assets	58.5	3.5%	61.9	3.8%
Purchase accounting adjustments	8.0	0.5%	1.2	0.1%
Acquisition-related costs	0.5	0.0%	0.2	0.0%
Significant litigation matter	-	0.0%	6.6	0.4%
Mark to market on postretirement benefits	1.1	0.1%	(0.1)	0.0%
Restructuring and contract termination charges, net	4.8	0.3%	14.0	0.9%
Adjusted operating income	$274.4	16.6%	$264.0	16.2%

	PKI
	Nine Months Ended
	October 4, 2015		September 28, 2014

Adjusted EPS:
GAAP EPS	$1.27		$1.12
Discontinued operations, net of income taxes	(0.00)		(0.03)
GAAP EPS from continuing operations	1.27		1.14
Amortization of intangible assets, net of income taxes	0.34		0.35
Purchase accounting adjustments, net of income taxes	0.05		0.00
Significant litigation matter, net of income taxes	-		0.04
Acquisition-related costs, net of income taxes	0.00		0.00
Mark to market on postretirement benefits, net of income taxes	0.01		(0.00)
Restructuring and contract termination charges, net of income taxes	0.03		0.09
Adjusted EPS	$1.70		$1.62

	PKI
	Nine Months Ended
	October 4, 2015		September 28, 2014
Impact of tax Expense related to non-gaap adjustments on adjusted EPS:
Amortization of intangible assets	$(0.18)		$(0.19)
Purchase accounting adjustments	(0.00)		(0.00)
Significant litigation matter	-		(0.02)
Acquisition-related costs	(0.02)		(0.01)
Mark to market on postretirement benefits	(0.00)		0.00
Restructuring and contract termination charges	(0.01)		(0.03)
Impact of tax expense related to non-gaap adjustments on adjusted EPS	$(0.22)		$(0.26)

	PKI
			Twelve Months Ended
			January 3, 2016
Adjusted EPS:			Projected
GAAP EPS from continuing operations			$2.02 - $2.05
Amortization of intangible assets, net of income taxes			0.45
Purchase accounting adjustments, net of income taxes			0.05
Mark to market on postretirement benefits, net of income taxes			0.01
Restructuring and contract termination charges, net of income taxes			0.03
Adjusted EPS			$2.56 - $2.59

	PKI
			Twelve Months Ended
			January 3, 2016
Constant Currency Adjusted EPS:			Projected
GAAP EPS from continuing operations			$2.02 - $2.05
Amortization of intangible assets, net of income taxes			0.45
Purchase accounting adjustments, net of income taxes			0.05
Mark to market on postretirement benefits, net of income taxes			0.01
Restructuring and contract termination charges, net of income taxes			0.03
Effect of currency changes from prior year period			0.23
Adjusted EPS			$2.79 - $2.82

	Human Health
	Nine Months Ended
	October 4, 2015		September 28, 2014

Adjusted revenue:
Revenue	$1,011.2		$1,009.5
Purchase accounting adjustments	0.6		2.7
Adjusted revenue	$1,011.8		$1,012.2

Adjusted operating income:
Operating income	$179.6	17.8%	$150.0	14.9%
Amortization of intangible assets	46.0	4.6%	54.7	5.4%
Purchase accounting adjustments	0.7	0.1%	2.0	0.2%
Acquisition-related costs	0.3	0.0%	0.1	0.0%
Restructuring and contract termination charges, net	2.0	0.2%	7.1	0.7%
Adjusted operating income	$228.6	22.6%	$214.0	21.1%

	Environmental Health
	Nine Months Ended
	October 4, 2015		September 28, 2014

Revenue:
Revenue	$643.1		$619.3

Adjusted operating income:
Operating income	$53.6	8.3%	$65.7	10.6%
Amortization of intangible assets	12.5	1.9%	7.1	1.2%
Purchase accounting adjustments	7.3	1.1%	(0.8)	-0.1%
Acquisition-related costs	0.2	0.0%	0.1	0.0%
Restructuring and contract termination charges, net	2.8	0.4%	6.8	1.1%
Adjusted operating income	$76.4	11.9%	$79.0	12.8%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

PKI
Three Months Ended
October 4, 2015
Organic revenue growth:
Reported revenue growth	4%
Less: effect of foreign exchange rates	-6%
Less: effect of acquisitions including purchase accounting adjustments	4%
Organic revenue growth	6%

Human Health
Three Months Ended
October 4, 2015
Organic revenue growth:
Reported revenue growth	2%
Less: effect of foreign exchange rates	-5%
Less: effect of acquisitions including purchase accounting adjustments	1%
Organic revenue growth	7%

Environmental Health
Three Months Ended
October 4, 2015
Organic revenue growth:
Reported revenue growth	7%
Less: effect of foreign exchange rates	-9%
Less: effect of acquisitions including purchase accounting adjustments	11%
Organic revenue growth	5%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries Q3 2015 CONSTANT CURRENCY ADJUSTED REVENUE GROWTH

PKI
Three Months Ended
October 4, 2015
Constant currency adjusted revenue growth:
Reported revenue growth	4%
Less: effect of foreign exchange rates	-6%
Constant currency adjusted revenue growth	10%

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, which result from facts and circumstances that vary in frequency and impact on continuing operations. Accordingly, we present non-GAAP financial measures as a supplement to the financial measures we present in accordance with GAAP. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by adjusting for certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management's ability to make useful forecasts. Management believes these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

We use the term “adjusted revenue” to refer to GAAP revenue, including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “adjusted revenue growth” to refer to the measure of comparing current period adjusted revenue with the corresponding period of the prior year.

We use the term “constant currency adjusted revenue” to refer to GAAP revenue recalculated using the currency exchange rates for the corresponding period in the prior year, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “constant currency adjusted revenue growth” to refer to the measure of comparing current period constant currency adjusted revenue with the corresponding period of the prior year.

We use the term “organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency translation and acquisitions, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “organic revenue growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year.

We use the term “adjusted gross margin” to refer to GAAP gross margin, excluding amortization of intangible assets, inventory fair value adjustments related to business acquisitions, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to business combination accounting rules. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We use the related term “adjusted gross margin percentage” to refer to adjusted gross margin as a percentage of adjusted revenue.

We use the term “adjusted SG&A expense” to refer to GAAP SG&A expense, excluding amortization of intangible assets, purchase accounting adjustments, acquisition-related expenses, and a significant litigation matter. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We use the related term “adjusted SG&A percentage” to refer to adjusted SG&A expense as a percentage of adjusted revenue.

We use the term “adjusted R&D expense” to refer to GAAP R&D expense, excluding amortization of intangible assets. We use the related term “adjusted R&D percentage” to refer to adjusted R&D expense as a percentage of adjusted revenue.

We use the term “adjusted operating income,” to refer to GAAP operating income, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding amortization of intangible assets, other purchase accounting adjustments, acquisition-related costs, a significant litigation matter, and restructuring and contract termination charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We use the related terms “adjusted operating profit percentage,” “adjusted operating profit margin,” or “adjusted operating margin” to refer to adjusted operating income as a percentage of adjusted revenue.

We use the term “adjusted earnings per share,” or “adjusted EPS,” to refer to GAAP earnings per share, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding discontinued operations, amortization of intangible assets, other purchase accounting adjustments, acquisition-related costs, a significant litigation matter, restructuring and contract termination charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We also adjust for any tax impact related to the above items.

We use the term “constant currency adjusted earnings per share,” or “constant currency adjusted EPS,” to refer to GAAP earnings per share recalculated using the currency exchange rates for the corresponding period in the prior year, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding discontinued operations, amortization of intangible assets, other purchase accounting adjustments, acquisition-related costs, a significant litigation matter, and restructuring and contract termination charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We also adjust for any tax impact related to the above items.

Management includes or excludes the effect of each of the items identified below in the applicable non-GAAP financial measure referenced above for the reasons set forth below with respect to that item:

  Amortization of intangible assets— purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.
  Revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules—accounting rules require us to account for the fair values of revenue from contracts assumed in connection with our acquisitions. As a result, our GAAP results reflect the fair value of those revenues, which is not the same as the revenue that otherwise would have been recorded by the acquired entity. We include such revenue in our non-GAAP measures because we believe the fair value of such revenue does not accurately reflect the performance of our ongoing operations for the period in which such revenue is recorded.
  Other purchase accounting adjustments—accounting rules require us to adjust various balance sheet accounts, including inventory and deferred rent balances to fair value at the time of the acquisition. As a result, the expenses for these items in our GAAP results are not the same as what would have been recorded by the acquired entity. Accounting rules also require us to estimate the fair value of contingent consideration at the time of the acquisition, and any subsequent changes to the estimate or payment of the contingent consideration and purchase accounting adjustments are charged to expense or income. We exclude the impact of any changes to contingent consideration from our non-GAAP measures because we believe these expenses or benefits do not accurately reflect the performance of our ongoing operations for the period in which such expenses or benefits are recorded.
  Acquisition-related expenses—we incur legal, due diligence, and other costs related to acquisitions. We exclude these expenses from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Restructuring and contract termination charges—restructuring and contract termination expenses consist of employee severance and other exit costs as well as the cost of terminating certain lease agreements or contracts. Management does not believe such costs accurately reflect the performance of our ongoing operations for the period in which such costs are reported.
  Adjustments for mark-to-market accounting on post-retirement benefits—we exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measures. We exclude these adjustments because they do not represent what we believe our investors consider to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure.
  A significant litigation matter—we incurred expenses related to a significant litigation matter. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Impact of foreign currency changes on the current period—we exclude the impact of foreign currency from these measures by using the prior period’s foreign currency exchange rates for the current period because foreign currency exchange rates are subject to volatility and can obscure underlying trends.

The tax effect for discontinued operations is calculated based on the authoritative guidance in the Financial Accounting Standards Board’s Accounting Standards Codification 740, Income Taxes. The tax effect for amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, a significant litigation matter, adjustments for mark-to-market accounting on post-retirement benefits, restructuring and contract termination charges, and the revenue from contracts acquired with various acquisitions is calculated based on operational results and applicable jurisdictional law, which contemplates tax rates currently in effect to determine our tax provision. The tax effect for the impact from foreign currency exchange rates on the current period is calculated based on the average rate currently in effect to determine our tax provision.

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

Each of the non-GAAP financial measures listed above are also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

CONTACT:
Investor Relations:
PerkinElmer, Inc.
Tommy J. Thomas, CPA, 781-663-5889
tommy.thomas@perkinelmer.com
or
Media Contact:
PerkinElmer, Inc.
Fara Goldberg, 781-663-5699
fara.goldberg@perkinelmer.com